As filed with the Securities and Exchange Commission on December 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Imunon, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-1256615
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

997 Lenox Drive, Suite 100 Lawrenceville, NJ 08648
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Corinne Le Goff

President and Chief Executive Officer

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Megan Gates, Esq. Covington & Burling LLP One International Place, Suite 1020 Boston, MA 02110 (617) 603-8800	Michael Riella, Esq. Covington & Burling LLP 850 10th St NW Washington, DC 20001 (202) 662-6000	Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2023

PRELIMINARY PROSPECTUS

IMUNON, INC.

UP TO [●] SHARES OF COMMON STOCK

UP TO [●] COMMON WARRANTS TO PURCHASE [●] SHARES OF COMMON STOCK

UP TO [●] PRE-FUNDED WARRANTS TO PURCHASE UP TO [●] SHARES OF COMMON STOCK

UP TO [●] SHARES OF COMMON STOCK UNDERLYING SUCH COMMON WARRANTS

UP TO [●] SHARES OF COMMON STOCK UNDERLYING SUCH PRE-FUNDED WARRANTS

We are offering on a reasonable best-efforts basis up to [●] shares of our common stock, par value $0.01 (“Common Stock”), together with warrants to purchase up to [●] shares of our Common Stock based on an assumed public offering price of $[●] per share of Common Stock and accompanying warrant, which was the closing price of our Common Stock on the Nasdaq Capital Market on [●], 2023. Each share of Common Stock, or a pre-funded warrant in lieu thereof, is being sold together with a common warrant to purchase one share of Common Stock. The shares of Common Stock and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. Each common warrant will have an exercise price per share of $[●] and will be immediately exercisable. The common warrants will expire on the five year anniversary of the original issuance date. This prospectus also relates to the shares of Common Stock issuable upon exercise of the common warrants sold in this offering.

We are also offering to certain purchasers whose purchase of shares of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants, in lieu of shares of Common Stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock. The public offering price of each pre-funded warrant and accompanying common warrant will be equal to the price at which one share of Common Stock and accompanying common warrant is sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants and common warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. This prospectus also relates to the shares of Common Stock issuable upon exercise of the pre-funded warrants sold in this offering.

We have engaged A.G.P./Alliance Global Partners (“A.G.P.”) to act as our placement agent (the “Placement Agent”), to use their reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus.

We refer to the Common Stock, common warrants and pre-funded warrants to be sold in this offering collectively as the “securities.” The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on January 31, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion), except that the shares of Common Stock underlying the warrants and shares of Common Stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. We expect that the closing of the offering will occur two trading days after we price the securities offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). That is, on the closing date, we will issue the shares of Common Stock directly to the account(s) at the Placement Agent identified by each purchaser; upon receipt of such shares, the Placement Agent shall promptly electronically deliver such shares to the applicable purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to us.

Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agent has not made any arrangements to place investor funds in an escrow account or trust account. Because this is a best-efforts offering, the Placement Agent does not have an obligation to purchase any securities, and, as a result, there is a possibility that we may not be able to sell the securities. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information.

Our Common Stock is listed on the Nasdaq Capital Market under the ticker symbol “IMNN.” On December 19, 2023, the last reported sale price per share of our Common Stock on the Nasdaq Capital Market was $0.91 per share. The actual public offering price per share of Common Stock and accompanying common warrant, and per pre-funded warrant and accompanying common warrant, will be determined between us, the Placement Agent and the investors in this offering at the time of pricing, may be at a discount to the current market price for our Common Stock, and the recent market price for our Common Stock used throughout this prospectus may not be indicative of the final offering price per share of Common Stock and accompanying common warrant, and per pre-funded warrant and accompanying common warrant. There is no established public trading market for the common warrants or the pre-funded warrants, and we do not expect such a market to develop. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited. In addition, we do not intend to list the pre-funded warrants or the common warrants on the Nasdaq Capital Market, any other national securities exchange or any other trading system.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Public offering price(1)	$	$	$
Placement agent fees(2)	$	$	$
Proceeds to us, before expenses(3)	$	$	$

(1)	The combined public offering price is [●] per share of Common Stock and accompanying common warrant and [●] per pre-funded warrant and accompanying common warrant. See “Plan of Distribution” for additional disclosure regarding compensation payable to the Placement Agent.

(2)	Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agent for their accountable offering-related legal expenses in an amount up to $100,000 and $25,000 for non-accountable expenses. See “Plan of Distribution.”

Because there is no minimum number of securities or amount of proceeds required as a condition to closing this offering, the actual public offering amount, Placement Agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. See “Plan of Distribution” for more information.

(3)	Does not include proceeds from the exercise of the common warrants and/or pre-funded warrants in cash, if any.

Delivery of the securities is expected to be made on or about      , 2023, subject to satisfaction of certain conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus is      , 2023.

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and in any related free writing prospectus may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may relate to such matters as anticipated financial performance, business prospects, technological developments, product pipelines, clinical trials and research and development activities, the adequacy of capital reserves and anticipated operating results and cash expenditures, current and potential collaborations, strategic alternatives and other aspects of our present and future business operations and similar matters. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such statements include, without limitation:

●	any statements regarding future operations, plans, regulatory filings or approvals, including the plans and objectives of management for future operations or programs or proposed new products or services;
●	any statements regarding the performance, or likely performance, or outcomes or economic benefit of any of our research and development activities, proposed or potential clinical trials or new drug filing strategies or timelines, including whether any of our clinical trials will be completed successfully within any specified time period or at all;
●	any projections of earnings, cash resources, revenue, expense or other financial terms;
●	any statements regarding the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and Investigational New Drug application, New Drug Application and other regulatory submissions;
●	any statements regarding cost and timing of development and testing, capital structure, financial condition, working capital needs and other financial items;
●	any statements regarding the implementation of our business model and integration of acquired technologies, assets or businesses and existing or future collaborations, mergers, acquisitions or other strategic transactions;
●	any statements regarding approaches to medical treatment, any introduction of new products by others, any possible licenses or acquisitions of other technologies, assets or businesses, or possible actions by customers, suppliers, strategic partners, potential strategic partners, competitors or regulatory authorities;
●	any statements regarding development or success of our collaboration arrangements or future payments that may come due to us under these arrangements;
●	any statements regarding compliance with the listing standards of The Nasdaq Capital Market; and
●	any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terminology such as “expect,” “anticipate,” “estimate,” “continue,” “plan,” “believe,” “could,” “intend,” “predict,” “may,” “should,” “will,” “would” and words of similar import regarding our expectations. Forward-looking statements are only predictions. Actual events or results may differ materially. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, you should specifically consider various factors, including, but not limited to, the inherent uncertainty in the drug development process, our ability to raise additional capital to fund our planned future operations, our ability to obtain or maintain FDA and foreign regulatory approvals for our drug candidates, potential impact of the COVID-19 pandemic, Russian invasion of Ukraine and the unrest in the Middle East on our business, our ability to enroll patients in our clinical trials, risks relating to third parties conduct of our clinical trials, risks relating to government, private health insurers and other third-party payers coverage or reimbursement, risks relating to commercial potential of a drug candidate in development, changes in technologies for the treatment of cancer, impact of development of competitive drug candidates by others, risks relating to intellectual property, volatility in the market price of our Common Stock, potential inability to maintain compliance with The Nasdaq Capital Market Rules and the impact of adverse capital and credit market conditions. These and other risks and assumptions are outlined under “Risk Factors” contained in this prospectus and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and our most recent filed Quarterly Reports on Form 10-Q, incorporated by reference into this prospectus, as well as any amendments thereto reflected in subsequent filings with the SEC. The discussion of risks and uncertainties set forth in this prospectus or referenced in those filings is not necessarily a complete or exhaustive list of all risks facing us at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment, and our business is in a state of evolution. Therefore, it is likely that new risks will emerge and the nature and elements of existing risks will change. It is not possible for management to predict all such risk factors or changes therein or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors or new or altered factors may cause results to differ materially from those contained in any forward-looking statement. Forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus, any prospectus supplement and any related free writing prospectus, together with the information incorporated herein or therein by reference as described under the section titled “Information Incorporated By Reference,” and with the understanding that our actual future results may materially differ from what we expect.

Except as required by law, forward-looking statements speak only as of the date they are made, and we assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires or indicates, references to “the Company,” “we,” “our,” “ourselves,” and “us” refer to Imunon, Inc.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on our behalf that we have referred you to. Neither we nor the Placement Agent has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. We and the Placement Agent take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. We and the Placement Agent are not making an offer of these securities in any state, country, or other jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any free writing prospectus is accurate as of any date other than the date of the applicable document regardless of its time of delivery or the time of any sales of our securities. Our business, financial condition, results of operations and cash flows may have changed since the date of the applicable document.

This prospectus describes the specific details regarding this offering and the terms and conditions of our securities being offered hereby and the risks of investing in our securities. For additional information, please see the section entitled “Where You Can Find More Information.”

You should not interpret the contents of this prospectus or any free writing prospectus to be legal, tax advice, business, or financial advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our securities.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of Imunon, Inc. or its subsidiary in the United States (“U.S.”) and certain other countries.

All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read the entire prospectus carefully, especially the information under “Risk Factors” set forth in this prospectus and the information in the documents incorporated by reference into this prospectus. This prospectus contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may vary materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, those set forth under “Risk Factors” in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. See “Cautionary Notice Regarding Forward-Looking Statements.”

Business Overview

Imunon is a fully integrated, clinical-stage biotechnology company focused on advancing a portfolio of innovative treatments that harness the body’s natural mechanisms to generate safe, effective and durable responses across a broad array of human diseases, constituting a differentiating approach from conventional therapies. Imunon is developing its non-viral DNA technology across four modalities. The first modality, TheraPlas®, is being developed for the coding of proteins and cytokines in the treatment of solid tumors where an immunological approach is deemed promising. The second modality, PlaCCine®, is being developed for the coding of viral antigens that can elicit a strong immunological response. This technology may represent a promising platform for the development of vaccines in infectious diseases. The third modality, FixPlas®, concerns the application of Imunon’s DNA technology to produce universal cancer vaccines, also called tumor associated antigen cancer vaccines. The fourth modality, IndiPlas®, is in the discovery phase and will focus on the development of personalized cancer vaccines, or neoepitope cancer vaccines.

The Company’s lead clinical program, IMNN-001, is a DNA-based immunotherapy for the localized treatment of advanced ovarian cancer currently in Phase 2 development. IMNN-001 works by instructing the body to produce safe and durable levels of powerful cancer-fighting molecules, such as interleukin-12 and interferon gamma, at the tumor site. Additionally, the Company is conducting IND-enabling preclinical studies for the development of a COVID-19 booster vaccine (IMNN-101) and a treatment for the LASSA virus (IMNN-102). The Company has also initiated preclinical work to develop a Trp2 tumor associated antigen cancer vaccine in melanoma (IMNN-201). Imunon will continue to leverage these modalities and to advance the technological frontier of plasmid DNA to better serve patients with difficult-to-treat conditions.

On September 19, 2022, Celsion Corporation announced a corporate name change to Imunon, Inc., reflecting the evolution of the Company’s business focus and its commitment to developing cutting-edge immunotherapies and next-generation vaccines to treat cancer and infectious diseases. The Company’s Common Stock trades on the Nasdaq Capital Market under the ticker symbol “IMNN.”

Corporate Information

We were founded in 1982 and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.imunon.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our Common Stock.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

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THE OFFERING

Common Stock offered by us	Up to [●] shares of Common Stock and common warrants to purchase up to [●] shares of Common Stock (or pre-funded warrants to purchase shares of Common Stock and common warrants to purchase shares of Common Stock) on a “reasonable best-efforts” basis at an assumed offering price of $[●] per share of Common Stock and accompanying common warrant (which was the closing price of our Common Stock on the Nasdaq Capital Market on [●], 2023) or $[●] per pre-funded warrant and accompanying common warrant. The shares of Common Stock or pre-funded warrants, respectively, and common warrants are immediately separable and will be issued separately in this offering, but must initially be purchased together in this offering. The common warrants are exercisable immediately, have an exercise price equal to $[●], and will expire five years after the date of issuance. This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the common warrants and pre-funded warrants. For more information regarding the common warrants and pre-funded warrants, you should carefully read the section titled “Description of Securities to be Registered” in this prospectus.

Pre-funded warrants offered by us in this offering

We are also offering to each purchaser whose purchase of shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (each pre-funded warrant to purchase one share of our Common Stock) in lieu of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Common Stock (or, at the election of the purchaser, 9.99%). The purchase price of each pre-funded warrant and accompanying common warrant will equal the price at which one share of Common Stock and accompanying warrant are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

Reasonable best-efforts offering	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but will use their reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” beginning on page 28 of this prospectus.

Common Stock to be outstanding after the offering:	[●] shares (assuming all of the securities we are offering under this prospectus are sold, and assuming no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of the common warrants issued in this offering.).

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Use of proceeds	We expect to use the net proceeds from this offering for general corporate purposes, including potential acquisition of new technologies or products, capital expenditures and working capital. See “Use of Proceeds.”

Lock-Up Agreements	Our directors and officers have agreed with the Placement Agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our Common Stock or securities convertible into or exercisable or exchangeable for our Common Stock for a period of 90 days after the completion of this offering. See “Plan of Distribution” for more information.

Nasdaq Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “IMNN.”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to invest in our securities.

The number of shares of our Common Stock outstanding is based on an aggregate of 9,367,907 shares of our Common Stock outstanding as of September 30, 2023 and excludes:

●	969,548 shares of Common Stock issuable upon the exercise of outstanding options as of September 30, 2023, having a weighted average exercise price of $2.86 per share;
●	18,350 shares of Common Stock issuable upon the vesting of Common Stock awards as of September 30, 2023, having a weighted average grant day fair value of $1.70 per share;
●	160,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2023 having a weighted average exercise price of $18.86 per share; and
●	1,172,710 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

Except as otherwise noted, the above information reflects and assumes no sale of pre-funded warrants in this offering, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis, and no exercise of any common warrants issued in this offering.

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Risk Factors

In evaluating the Company, its business and any investment in the Company, you should carefully consider the following information about risks, together with the other information described in or incorporated by reference in this prospectus, before making an investment in our securities, including the additional risk factors incorporated by reference from Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 30, 2023, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus (see “Incorporation of Certain Information by Reference”). If any of the circumstances or events described below actually arises or occurs, our business, results of operations, cash flows and financial condition could be harmed. In any such case, the market price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

If you purchase shares of our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of our securities in this offering will pay a price per share that substantially exceeds the net tangible book value per share. As a result, investors purchasing shares of our Common Stock in this offering will incur immediate dilution of $[●] per share, representing the difference between the public offering price per share of Common Stock and accompanying common warrant and our net tangible book value per share as of September 30, 2023. To the extent outstanding options or warrants to purchase our Common Stock are exercised, new investors may incur further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

Management will have broad discretion as to the use of the proceeds from the offering, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the offering to be used for any particular purpose, our management will have broad discretion as to the application of such net proceeds and could use them for purposes other than those contemplated hereby. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

There is no public market for the common warrants or pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

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Holders of common warrants or pre-funded warrants purchased in this offering will have no rights as Common Stockholders until such holders exercise their warrants or pre-funded warrants and acquire our Common Stock.

Until holders of common warrants acquire shares of our Common Stock upon exercise thereof, holders of warrants will have no rights with respect to the shares of our Common Stock underlying such warrants. Upon exercise of the common warrants, the holders will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the common warrants and pre-funded warrants, public holders will only be able to exercise such common warrants and pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the common warrants and pre-funded warrants will be fewer than it would have been had such holders exercised their common warrants or pre-funded warrants for cash. We will do our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The common warrants and pre-funded warrants are speculative in nature.

The common warrants and pre-funded warrants offered hereby do not confer any rights of Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our Common Stock at a fixed price. Specifically, commencing on the date of issuance, holders of the common warrants and pre-funded warrants may exercise their right to acquire the shares of our Common Stock upon the payment of an exercise price of $[●] per share in the case of common warrants and an exercise price of $0.001 per share in the case of pre-funded warrants. Moreover, following this offering, the market value of the common warrants and pre-funded warrants is uncertain and there can be no assurance that the market value of the common warrants or pre-funded warrants will equal or exceed their imputed public offering prices. Furthermore, each common warrant will expire five years from the original issuance date and each pre-funded warrant will not expire until it has been exercised in full. In the event the price of our Common Stock does not exceed the exercise price of the common warrants during the period when such common warrants are exercisable, the common warrants may not have any value. There is no established public trading market for common warrants and pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the common warrants and pre-funded warrants will be limited.

This is a reasonable best-efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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Because there is no minimum required for the offering to close, investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

We have not specified a minimum offering amount nor have or will we establish an escrow account in connection with this offering. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

This offering may cause the trading price of our Common Stock to decrease.

The price per share, together with the number of shares of Common Stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering.

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant. As a result, capital appreciation, if any, of the securities will be the sole source of gain, if any, for the foreseeable future.

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CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2023:

●	on an actual basis; and
●	on an as adjusted basis to give effect to the sale of [●] shares of Common Stock and accompanying common warrants in the offering, after deducting Placement Agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering and no exercise of the common warrants issued in connection with this offering.

You should read the following table in conjunction with the sections entitled “Use of Proceeds,” included elsewhere in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, incorporated herein by reference.

	Actual (unaudited)	As Adjusted

Cash and cash equivalents	$12,884,199	$
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 100,000 shares authorized; 0 shares issued and outstanding	-		-
Common stock, par value $0.01 per share; 112,500,000 shares authorized, 9,367,907 shares issued and outstanding, actual, shares issued and outstanding, as adjusted(1)	93,679
Additional paid-in capital	401,337,485
Accumulated deficit	(383,294,669)		(383,294,669)
Accumulated other comprehensive income	20,435		20,435
Treasury stock	(85,188)		(85,188)
Total stockholders’ equity	$18,071,742
Total capitalization	$18,071,742	$

A $0.10 increase (decrease) in the assumed combined public offering price per share of Common Stock and common warrants of $[●] would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[●] ($[●]), assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) the as adjusted amount of additional paid-in capital, total stockholders’ equity and total capitalization by approximately $[●] ($[●]), assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

(1) As adjusted reflects the number of shares of our Common Stock that will be outstanding immediately after this offering is based on 9,367,907 shares outstanding as of September 30, 2023 and excludes the following:

●	969,548 shares of Common Stock issuable upon the exercise of outstanding options as of September 30, 2023, having a weighted average exercise price of $2.86 per share;
●	18,350 shares of Common Stock issuable upon the vesting of Common Stock awards as of September 30, 2023, having a weighted average grant day fair value of $1.70 per share;
●	160,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2023 having a weighted average exercise price of $18.86 per share; and
●	1,172,710 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

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dILUTION

If you purchase securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

Our net tangible book value as of September 30, 2023 was approximately $16.4 million, or approximately $1.75 per share of our Common Stock. Our net tangible book value is the amount of our total tangible assets minus total liabilities. Net tangible book value per share as of September 30, 2023 is our net tangible book value divided by the number of shares of Common Stock outstanding as of September 30, 2023.

After giving effect to the sale of the maximum number of securities offered hereby, or [●] shares of Common Stock (assuming no sale of any pre-funded warrants and no exercise of the common warrants) in this offering at a public offering price of $[●] per share of Common Stock and accompanying common warrant (the last reported sale price of our Common Stock on the Nasdaq Capital Market on [●], 2023), and after deducting estimated Placement Agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been approximately $[●] million, or approximately $[●] per share of Common Stock. This amount represents an immediate increase in as adjusted net tangible book value of $[●] per share of Common Stock to our existing stockholders and an immediate dilution of $[●] per share of Common Stock to investors participating in this offering. We determine dilution per share of Common Stock to investors participating in this offering by subtracting as adjusted net tangible book value per share of Common Stock after giving effect to this offering from the public offering price per share of Common Stock and accompanying common warrant paid by investors participating in this offering.

Public offering price per share of Common Stock and accompanying common warrant	$
Historical net tangible book value per share as of September 30, 2023		$1.75
Increase in net tangible book value per share attributable to this offering	$
As adjusted tangible book value per share, after giving effect to this offering	$
Dilution per share to investors in this offering	$

A $0.10 increase (decrease) in the assumed combined public offering price per share of Common Stock and common warrants of $[●] would increase (decrease) the as adjusted net tangible book value by approximately $[●] ($[●]) per share and the dilution to new investors by $[●] ($[●]) per share, assuming that the number of shares of Common Stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of common warrants or sale of pre-funded warrants. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) the as adjusted net tangible book value by approximately $[●] ($[●]) per share and the dilution to new investors by $[●] ($[●]) per share, assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

The number of shares of our Common Stock outstanding is based on an aggregate of 9,367,907 shares of our Common Stock outstanding as of September 30, 2023 and excludes:

●	969,548 shares of Common Stock issuable upon the exercise of outstanding options as of September 30, 2023, having a weighted average exercise price of $2.86 per share;
●	18,350 shares of Common Stock issuable upon the vesting of Common Stock awards as of September 30, 2023, having a weighted average grant day fair value of $1.70 per share;
●	160,060 shares of Common Stock issuable upon the exercise of outstanding warrants as of September 30, 2023 having a weighted average exercise price of $18.86 per share; and
●	1,172,710 shares of Common Stock reserved for future issuance pursuant to our existing stock incentive plan.

To the extent that any outstanding options or warrants are exercised, new options are issued under our stock incentive plans, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to new investors.

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing. Except as indicated otherwise, the discussion and table above assume no exercise of common warrants offered hereby and no sale of pre-funded warrants, which, if sold, would reduce the number of shares of Common Stock that we are offering on a one-for-one basis.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $[●] million (assuming the sale of the maximum number of securities offered hereby), based upon an assumed public offering price of $[●] per share of Common Stock and accompanying common warrant (which is the last reported sale price of our Common Stock on Nasdaq on [●], 2023), after deducting the estimated Placement Agent fees and estimated offering expenses payable by us and assuming no issuance of any pre-funded warrants and no exercise of the common warrants. However, because this is a reasonable best-efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the securities offered in this offering would be approximately $[●] million, $[●] million, and $[●] million, respectively, after deducting the estimated Placement Agent fees and estimated offering expenses payable by us, and assuming no issuance of any pre-funded warrants and assuming no exercise of the common warrants. We will only receive additional proceeds from the exercise of the common warrants we are selling in this offering if the common warrants are exercised for cash. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrant may expire and may never be exercised.

Each $0.10 increase (decrease) in the assumed public offering price of $[●] per share of Common Stock and accompanying common warrant would increase (decrease) our net proceeds from this offering by approximately $[●] ($[●]), assuming that the number of shares of Common Stock offered by us remains the same, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us. An increase (decrease) of 1,000,000 in the number of shares of Common Stock and accompanying common warrants offered by us would increase (decrease) our net proceeds from this offering by approximately $[●] ($[●]), assuming no change in the public offering price per share of Common Stock and accompanying common warrant, and after deducting estimated Placement Agent fees and estimated offering expenses payable by us.

These estimates exclude the proceeds, if any, from the exercise of common warrants offered hereby. If all of the common warrants offered hereby were to be exercised in cash at the exercise price of $[●] per share, we would receive additional proceeds of approximately $[●] million. We cannot predict when or if these common warrants will be exercised. It is possible that these common warrants may expire and may never be exercised. Additionally, these common warrants contain a cashless exercise provision that permit exercise of such warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying shares.

We intend to use the net proceeds of this offering for general corporate purposes, including potential acquisition of new technologies or products, capital expenditures and working capital.

Our expected use of net proceeds from the offering represents our current intentions based upon our present plans and business condition. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash necessary to run our operations, the amount of competition and other operational factors. Pending the uses described above, we may invest the net proceeds from this offering in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, demand deposits, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the general terms and provisions of our registered capital stock of Imunon, Inc. (“Imunon”, “we”, “our”) does not purport to be complete and is subject to, and qualified in its entirety by, reference to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Amended and Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC, and applicable provisions of the Delaware General Corporation Law (the “DGCL”). Our Common Stock, par value $0.01 per share is registered pursuant to Section 12(b) of the Exchange Act and trades on the Nasdaq Capital Market under the symbol “IMNN.” The summaries below do not purport to be complete statements of the relevant provisions of the Certificate of Incorporation, the Bylaws or the DGCL.

Authorized Capital Stock

Our authorized capital stock consists of 112,500,000 shares of Common Stock, par value $0.01 per share and 100,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated.

Common Stock

Holders of Common Stock to be registered hereunder are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “IMNN.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. Equiniti Trust Company, LLC is located at 6201 15th Avenue, Brooklyn, NY 11219. Their telephone number is (888) 999-0032.

Preferred Stock

Undesignated Preferred Stock

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or Nasdaq rules), to designate and issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

We will fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. The certificate of designation will describe the terms of the series of preferred stock. This description will include:

●	the title and stated value;

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●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction or remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into or exchangeable for other securities and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	liability as to further calls or to assessment by the Company, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class or, in some cases, as a series on an amendment to our Certificate of Incorporation if the amendment would change the par value or, unless our Certificate of Incorporation provides otherwise, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock or other securities. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our Common Stock.

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Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation, Our Bylaws and the Delaware General Corporation Law

Certificate of Incorporation and Bylaws

A number of provisions of our Certificate of Incorporation and Bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders, such as the classification of our board of directors and the lack of cumulative voting.

Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our Common Stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Classification of Board; No Cumulative Voting.

Our Certificate of Incorporation and Bylaws provide for our board of directors to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of Common Stock outstanding will be able to elect all of our directors due to be elected at each annual meeting of our stockholders.

Meetings of and Actions by Stockholders.

Our Bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board of directors. A special meeting of our stockholders may be called at any time by our board of directors, the chairman of our board of directors or the president. Our Bylaws provide that (i) our board of directors can fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and for determining stockholders entitled to vote at the meeting; (ii) we may hold a stockholder meeting by means of remote communications; (iii) any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the secretary of the Company, request that the board fix a record date and the board shall adopt a resolution fixing the record date in all events within ten calendar days after a request is received; and (iv) a written consent of stockholders shall not be effective unless a written consent signed by a sufficient number of stockholders to take such action is received by us within 60 calendar days of the earliest dated written consent received.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations.

Our Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the secretary of the Company at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day in advance of the date specified in the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be so not earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the tenth calendar day following the date on which public announcement of the date of the meeting is made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an advance notice by any stockholder. Any stockholder that proposes director nominations or other business must be a stockholder of record at the time the advance notice is delivered by such stockholder to us and entitled to vote at the meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders. Unless otherwise required by law, any director nomination or other business shall not be made or transacted if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

Filling of Board Vacancies.

Our Certificate of Incorporation and Bylaws provide that the authorized size of our board of directors shall be determined by the board by board resolution from time to time and that our board of directors has the exclusive power to fill any vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders do not have the power to fill such vacancies. Vacancies in our board of directors and newly created directorships resulting from any increase in the authorized number of directors on our board of directors may be filled by a majority of the directors remaining in office, even though that number may be less than a quorum of our board of directors, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remaining term of the predecessor he or she replaced and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

Amendment of the Certificate of Incorporation.

Our Certificate of Incorporation may be amended, altered, changed or repealed at a meeting of our stockholders entitled to vote thereon by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, in the manner prescribed by the DGCL.

Amendment of the Bylaws.

Our Bylaws may be amended or repealed, or new Bylaws may be adopted, by either our board of directors or the affirmative vote of at least 66 2/3 percent of the voting power of our outstanding shares of capital stock.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

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In general, Section 203 defines a business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, transfer, pledge or other disposition of ten percent or more of the assets of the corporation to or with the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its Certificate of Incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

We are offering up to [●] shares of our Common Stock or pre-funded warrants in lieu of shares of Common Stock along with common warrants to purchase up to [●] shares of Common Stock. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. Each share of Common Stock or pre-funded warrant is being sold together with a common warrant to purchase one share of Common Stock. The shares of Common Stock or pre-funded warrants and accompanying common warrants will be issued separately. We are also registering the shares of Common Stock issuable from time to time upon exercise of the pre-funded warrants offered hereby.

Common Stock

See the description above under “Description of our Capital Stock- Common Stock.”

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the pre-funded warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The pre-funded warrants will be issued separately from the common warrants.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of Common Stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of Common Stock underlying the pre-funded warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the pre-funded warrants.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of pre-funded warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the pre-funded warrants are currently traded on the Nasdaq Capital Market.

Exchange Listing

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants. The pre-funded warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

Common Warrants

The following summary of certain terms and provisions of the common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

Duration and Exercise Price

Each common warrant offered hereby will have an initial exercise price per share equal to $[●] per share. The common warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. Subject to the rules and regulations of the applicable trading market, we may at any time during the term of the common warrant, subject to the prior written consent of the holders, reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. The common warrants will be issued separately from the Common Stock and pre-funded warrants, and may be transferred separately immediately thereafter. A common warrant to purchase one share of our Common Stock will be issued for every one share of Common Stock (or pre-funded warrants, as applicable) purchased in this offering.

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Exercisability

The common warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. Except as agreed with individual holders of warrants, a holder (together with its affiliates) may not exercise any portion of the common warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the Beneficial Ownership Limitation to a percentage not to exceed 9.99%. No fractional shares of Common Stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Fundamental Transaction

In the event of a fundamental transaction, as described in the common warrants and generally including merger or consolidation of the Company or the sale of all or substantially all of the Company’s capital stock or assets, the holders of the common warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common warrants immediately prior to such fundamental transaction.

Transferability

Subject to applicable laws, a common warrant may be transferred at the option of the holder upon surrender of the common warrant together with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon such transfer.

Trading Market

There is no trading market available for the common warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the common warrants on any securities exchange or nationally recognized trading market. Without a trading market, the liquidity of the common warrants will be extremely limited. The shares of Common Stock issuable upon exercise of the common warrants are currently traded on the Nasdaq Capital Market.

Exchange Listing

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the common warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their common warrants. The common warrants will provide that holders have the right to participate in distributions or dividends paid on Common Stock.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock, and the acquisition, ownership, exercise, expiration or disposition of the common warrants and pre-funded warrants, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the ‘‘Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local or any non-U.S. jurisdiction, estate or gift tax, the 3.8% Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to a holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or government organizations;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	certain U.S. expatriates, citizens or former long-term residents of the United States;

●	persons who hold our common stock, pre-funded warrants or common warrants as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, other integrated investment, or other risk reduction transaction;

●	persons who do not hold our common stock, pre-funded warrants and common warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our common stock, pre-funded warrants or common warrants under the constructive sale provisions of the Code;

●	pension plans;

●	partnerships, S corporations, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	integral parts or controlled entities of foreign sovereigns;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

●	persons that acquire our common stock, pre-funded warrants or common warrants as compensation for services.

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In addition, if a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, pre-funded warrants or common warrants, the tax treatment of a partner generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, pre-funded warrants or common warrants, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock, pre-funded warrants or common warrants.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or common warrants arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of a U.S. Holder

For purposes of this summary, a “U.S. Holder” is any beneficial owner of our common stock, pre-funded warrants or common warrants that is a “U.S. person,” and is not a partnership, or an entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, a “Non-U.S. Holder” is any beneficial owner of our common stock, pre-funded warrants or common warrants that is not a U.S. Holder or a partnership, or other entity treated as a partnership or disregarded from its owner, each for U.S. federal income tax purposes.

Treatment of Pre-funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

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Allocation of Purchase Price for Investment Units

Each pre-funded warrant will be sold as a unit with a common warrant and each share of common stock will be sold as a unit with a common warrant, and each of the items is referred to as a component of a unit. The purchase price for each investment unit should be allocated between the two components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the components included in each unit; the pre-funded warrants and common warrants in one case, and the common stock and common warrants in the other. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price for a unit.

Tax Consequences to U.S. Holders

Distributions on Common Stock

As discussed in ‘‘Dividend Policy,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, distributions paid on common stock, other than certain pro rata distributions of common stock, will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits and will be includible in income by the U.S. Holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in the common stock. Any remaining excess will be treated as a capital gain. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be eligible for taxation as “qualified dividend income” and therefore may be taxable at rates applicable to long-term capital gains. U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Constructive Dividends on Common Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock that will be issued on the exercise of the common warrants, or an adjustment to the exercise price of the common warrants, may be treated as a constructive distribution to a U.S. Holder of the common warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). Adjustments to the exercise price of a common warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants should generally not result in a constructive distribution. Any constructive distributions would generally be subject to the tax treatment described above under “— Distributions on Common Stock”.

Sale or Other Disposition of Common Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of common stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Common Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of a common warrant (other than by exercise) will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the common warrant for more than one year at the time of the sale or other disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common warrant disposed of and the amount realized on the disposition.

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In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the common warrant and (2) the exercise price of the common warrant. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day after such U.S. Holder exercises the common warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a warrant on a cashless basis.

If a common warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the common warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the common warrant is more than one year. The deductibility of capital losses is subject to limitations.

Sale or Other Disposition, Exercise or Expiration of Pre-funded Warrants

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of pre-funded warrants will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the pre-funded warrant for more than one year. A U.S. Holder’s holding period in the stock received upon exercise will commence on the day or the day such U.S. Holder purchased the pre-funded warrant. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the pre-funded warrant or common stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. Holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

In general, a U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a pre-funded warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. A U.S. Holder’s tax basis in a share of common stock received upon exercise will be equal to the sum of (1) the U.S. Holder’s tax basis in the pre-funded warrant and (2) the exercise price of the pre-funded warrant. No discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a pre-funded warrant on a cashless basis, and U.S. Holders are urged to consult their tax advisors as to the exercise of a pre-funded warrant on a cashless basis.

If a pre-funded warrant expires without being exercised, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the U.S. Holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

Distributions

As discussed in ‘‘Dividend Policy,” we do not anticipate paying any dividends on our common stock in the foreseeable future. If we make distributions on our common stock or are constructively deemed to have made distributions on our pre-funded warrants or common warrants (as described above under “— Constructive Dividends on Common Warrants and Pre-funded Warrants”), those payments will constitute dividends for U.S. federal income tax purposes to the extent we have current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock or common warrants or pre-funded warrants, as applicable, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the “— Gain on Sale or Other Disposition of Common Stock or Common Warrants” section. Any such distributions would be subject to the discussions below regarding back-up withholding and Foreign Account Tax Compliance Act (‘‘FATCA”).

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Subject to the discussion below on effectively connected income, any dividend paid or constructively deemed to have been paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. To receive a reduced treaty rate, a Non-U.S. Holder must provide us or our agent with an IRS Form W-8BEN, IRS Form W-8 BEN-E or another appropriate version of IRS Form W-8 (or a successor form), which must be updated periodically, and which, in each case, must certify qualification for the reduced rate. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and that are not eligible for relief from U.S. (net basis) income tax under an applicable income tax treaty, generally are exempt from the (gross basis) withholding tax described above. To obtain this exemption from withholding tax, the Non-U.S. Holder must provide the applicable withholding agent with an IRS Form W-8ECI or successor form or other applicable IRS Form W-8 certifying under penalty of perjury that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, if not eligible for relief under a tax treaty, would not be subject to a withholding tax, but would be taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits and if, in addition, the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Exercise or Expiration of Common Warrants and Pre-funded Warrants

In general, a Non-U.S. Holder will not be required to recognize income, gain or loss upon the exercise of a common warrant or pre-funded warrant by payment of the exercise price, except to the extent of cash paid in lieu of a fractional share. However, no discussion is provided herein regarding the U.S. federal income tax treatment on the exercise of a common warrant or pre-funded warrant on a cashless basis, and Non-U.S. Holders are urged to consult their tax advisors as to the exercise of a common warrant or pre-funded warrant on a cashless basis.

If a common warrant or pre-funded warrant expires without being exercised, a Non-U.S. Holder that is engaged in a U.S. trade or business to which any income from the common warrant or pre-funded warrant would be effectively connected or who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the expiration occurs (and certain other conditions are met) will recognize a capital loss in an amount equal to such Non-U.S. Holder’s tax basis in the common warrant or pre-funded warrant.

Gain on Sale or Other Disposition of Common Stock or Common Warrants

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, pre-funded warrant or common warrants unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States and not eligible for relief under an applicable income tax treaty, in which case the Non-U.S. Holder will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and for a Non-U.S. Holder that is a corporation, such Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

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●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case the Non-U.S. Holder will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) (subject to applicable income tax or other treaties); or

●	we are a “U.S. real property holding corporation” (a ‘‘USRPHC”) for U.S. federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock, pre-funded warrant or common warrants. We believe we are not currently and do not anticipate becoming a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax if (A) in the case of our common stock, (a) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, and (b) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of the shares of our common stock throughout the five-year period ending on the date of the sale or exchange; and (B) in the case of our common warrants or pre-funded warrants, either (a)(i) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, such as Nasdaq, (ii) our common warrants or pre-funded warrants, as the case may be, are not considered regularly traded on an established securities market and the Non-U.S. Holder does not own, actually or constructively, common warrants and pre-funded warrants with a fair market value greater than the fair market value of 5% of the shares of our common stock, determined as of the date that such Non-U.S. Holder acquired its common warrants or pre-funded warrants, as applicable,, or (b)(i) our common warrants or pre-funded warrants are considered regularly traded on an established securities market, and (ii) the Non-U.S. Holder owns or owned, actually and constructively, 5% or less of our common warrants or pre-funded warrants throughout the five-year period ending on the date of the sale or exchange. Our common warrants and pre-funded warrants are not expected to be regularly traded on an established securities market. If the foregoing exceptions do not apply, such Non-U.S. Holder’s proceeds received on the disposition of shares will generally be subject to withholding at a rate of 15% and such Non-U.S. Holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with distributions on common stock or constructive dividends on common warrants and pre-funded warrants, and the proceeds of a sale or other disposition of common stock or pre-funded warrants or common warrants. A non-exempt U.S. Holder may be subject to U.S. backup withholding on these payments if it fails to provide its taxpayer identification number to the withholding agent and comply with certification procedures or otherwise establish an exemption from backup withholding.

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A Non-U.S. Holder may be subject to U.S. information reporting and backup withholding on these payments unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person (within the meaning of the Code). The certification requirements generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on the applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. Person. Applicable Treasury Regulations provide alternative methods for satisfying this requirement. In addition, the amount of distributions on common stock or constructive dividends on common stock paid to a Non-U.S. Holder, and the amount of any U.S. federal tax withheld therefrom, must be reported annually to the IRS and the holder. This information may be made available by the IRS under the provisions of an applicable tax treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

Payment of the proceeds of the sale or other disposition of common stock, pre-funded warrants or common warrants to or through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting requirements, but not backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or an exemption otherwise applies. Payments of the proceeds of a sale or other disposition of common stock, pre-funded warrants or common warrants to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment generally will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

FATCA imposes withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or, subject to the discussion of certain proposed Treasury Regulations below, gross proceeds from the sale or other disposition of, our common stock, pre-funded warrants or common warrants paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the U.S. Department of the Treasury. The U.S. Treasury recently released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in our common stock, pre-funded warrants or common warrants, and the possible impact of these rules on the entities through which they hold our common stock, pre-funded warrants or common warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, PRE-FUNDED WARRANTS OR COMMON WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

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PLAN OF DISTRIBUTION

A.G.P. has agreed to act as our Placement Agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated [●], 2023. The placement agency agreement provides that the Placement Agent obligations are subject to conditions contained in the placement agency agreement. The Placement Agent is not purchasing or selling any such securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of Common Stock, pre-funded warrants and common warrants being offered. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The securities will be offered at a fixed price and are expected to be issued in a single closing. The offering will terminate on January 31, 2024, unless (i) the closing occurs prior thereto or (ii) we decide to terminate the offering prior thereto (which we may do at any time in our discretion), except that the shares of Common Stock underlying the warrants and shares of Common Stock underlying the pre-funded warrants will be offered on a continuous basis pursuant to Rule 415 under the Securities Act. We will enter into a securities purchase agreement directly with certain investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering.

This is a best-efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus DVP/RVP on or about two trading days after we price the securities being offered hereby. When we price the securities, we will simultaneously enter into securities purchase agreements relating to the offering with those investors who so choose. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering, and the exercise price of the common warrants and pre-funded warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the common warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Fees and Expenses

We have agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the purchase price paid by all purchasers in the offering. In addition, we have agreed to reimburse the Placement Agent for their legal fees in an amount up to $100,000 for their accountable offering-related legal expenses and for non-accountable expenses of up to $25,000. We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fee, will be approximately $[●] million.

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The following table shows the per share price and total cash fees to be paid to the Placement Agents in connection with the sale of the Common Stock and shares of Common Stock underlying the pre-funded warrants pursuant to this prospectus.

	Per Share of Common Stock and Common Warrant	Per Pre-Funded Warrant and Common Warrant	Total
Offering price (1)	$	$	$
Placement agent fees (2)	$	$	$
Proceeds, before expenses, to us (3)	$	$	$

(1)	The combined public offering price is $[●] per share of Common Stock and accompanying common warrant and $[●] per pre-funded warrant and accompanying common warrant.
(2)	Represents a cash fee equal to seven percent (7.0%) of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the Placement Agents for their accountable offering-related legal expenses in an amount up to $100,000 and for non-accountable expenses of up to $25,000.
(3)	Does not include proceeds from the exercise of the common warrants and/or pre-funded warrants in cash, if any.

Indemnification

We have agreed to indemnify the Placement Agents and other specified persons against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Placement Agents may be required to make in respect of those liabilities.

Lock-up Agreements

Our directors, executive officers, and holders of 5% or more of our Common Stock (measured as of the effective date of the registration statement of which this prospectus forms a part) have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our shares of Common Stock during a period ending 90 days after the date of this prospectus, without first obtaining the written consent of the Placement Agents. Specifically, these individuals have agreed, in part, not to:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of), any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company;

●	make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any of our securities;

●	complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company.

Notwithstanding these limitations, these shares of Common Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

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In addition, we have agreed that, subject to certain exceptions, we will not (i) for a period of ninety (90) days following the closing of this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into or exercisable or exchangeable for our shares of Common Stock; (ii) enter into a variable rate transaction (as defined in the purchase agreement), for a period of one hundred eighty (180) days following the closing date of the offering, provided that starting on the ninety-first (91st) day following the closing date of the offering, the Company may enter into or effect transactions under an at-the-market offering; (iii) for a period of ninety (90) days following the closing date of this offering, except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares or securities convertible into or exercisable or exchangeable for shares or any other of our securities; or (iv) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending ninety (90) days following the closing date of the offering.

Discretionary Accounts

The Placement Agents do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agents and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agents or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agents and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

As stated above, the Placement Agents and their respective affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement entered into in connection with this offering, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Listing

Our Common Stock on is listed The Nasdaq Capital Market under the symbol “IMNN.”

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Covington & Burling LLP, Boston, Massachusetts. The placement agent is being represented by Sullivan & Worcester LLP, New York, New York, in connection with this offering.

EXPERTS

WithumSmith+Brown, PC (“Withum”), an independent registered public accounting firm, has served as our independent accountants since 2017 and audited our consolidated financial statements included in our Annual Report on Form 10-K, as set forth in their report, which are incorporated by reference in this prospectus. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.imunon.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that all of the securities offered by this prospectus are sold or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case in which the information contained in such documents is “furnished” and not “filed”).

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 30, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 that are deemed “filed” with the SEC under the Exchange Act;

●	our Current Reports on Form 8-K filed with the SEC on January 3, 2023, February 10, 2023, March 24, 2023, June 14, 2023, June 15, 2023 and December 11, 2023; and

●	Description of Securities of the Registrant, incorporated herein by reference to Exhibit 4.5 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Imunon, Inc.

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: http://www.imunon.com.

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Up to [●] Shares of Common Stock

Up to [●] Common Warrants to Purchase [●] Shares of Common Stock

Up to [●] Pre-Funded Warrants to Purchase [●] Shares of Common Stock

Up to [●] Shares of Common Stock Underlying such Common Warrants and Pre-Funded Warrants

Up to [●] Shares of Common Stock Underlying Such Pre-Funded Warrants

Preliminary Prospectus

Sole Placement Agent

A.G.P.

         , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except for the SEC registration fee:

SEC registration fee		$2,952
FINRA filing fee		3,500
Legal fees and expenses		200,000
Accounting fees and expenses		*
Printing and related expenses		*
Miscellaneous		*
Total expenses	$	*

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Our Bylaws provide that we shall indemnify, to the maximum extent and in the manner permitted by the DGCL, our current and former directors and officers, and may indemnify our current and former employees and agents, against any and all expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising from their services in those capacities.

The DGCL provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a corporation agent) against expenses and liabilities, including amounts paid in settlement, in connection with any proceeding involving such person by reason of his being a corporation agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

In the case of an action brought by or in the right of the corporation, indemnification of a corporation agent is permitted if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

To the extent that a corporation agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a corporation agent in connection with a proceeding, provided that the corporation agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Our Certificate of Incorporation requires us to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a corporation agent may be entitled to under our certificate of incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

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Our Certificate of Incorporation permits us to secure insurance on behalf of our directors, officers, employees and agents for any expense, liability or loss incurred in such capacities, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

The purpose of these provisions is to assist us in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

Item 15. Recent Sales of Unregistered Securities.

On December 7, 2023, we granted (i) an option to purchase 80,000 shares of the Company’s common stock with an exercise price of $0.88 per share and (ii) a restricted stock award of 20,000 restricted shares to Dr. Sébastien Hazard, our Executive Vice President and Chief Medical Officer, as an “inducement” grant pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. The grant of the option was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

EXHIBIT NO.	DESCRIPTION

1.1****	Form of Placement Agency Agreement

2.1*	Asset Purchase Agreement, dated as of June 6, 2014, by and between Imunon, Inc. and EGEN, Inc., incorporated herein by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (SEC File No. 001-15911).

2.2	Amendment to Asset Purchase Agreement, between Celsion Corporation and EGWU, Inc., dated March 28, 2019 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on April 1, 2019 (SEC File No. 001-15911).

3.1	Amended and Restated Certificate of Incorporation of Imunon, dated March 24, 2023, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on March 24, 2023 (SEC File No. 001-15911).

3.2	Amended and Restated Bylaws of the Company, effective on September 19, 2022, incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K of the Company, filed on September 19, 2022 (SEC File No. 001-15911).

4.1	Form of Representative’s Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of the Company, filed on October 31, 2017 (SEC File No. 001-15911).

4.2	Form of Placement Agent Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K of the Company, filed on July 11, 2017 (SEC File No. 001-15911).

4.3	Form of Amended and Restated Warrant (issued under First Amendment of Venture Loan and Security Agreement, dated as of August 1, 2020, by and among Imunon, Inc., Horizon Funding I, LLC, Horizon Funding Trust 2019-1, and Horizon Technology Finance Corporation, as Collateral Agent), incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on September 4, 2020 (SEC File No. 001-15911).

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4.4	Form of Exchange Warrant, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).1

4.5	Warrant to purchase Shares of Common Stock of Celsion Corporation, between Celsion Corporation and EGWU, Inc., dated March 28, 2019, incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

4.6	Description of Securities of the Registrant, incorporated herein by reference to Exhibit 4.5 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2019.

4.7****	Form of Pre-Funded Warrant

4.8****	Form of Common Stock Purchase Warrant

5.1****	Opinion of Covington & Burling LLP.

10.1***	Imunon, Inc. 2007 Stock Incentive Plan, as amended, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 16, 2017 (SEC File No. 001-15911).

10.2	Form Inducement Offer to Exercise Common Stock Purchase Warrants, incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (SEC File No. 001-15911).

10.3***	Imunon, Inc. 2018 Stock Incentive Plan, as amended as of June 14, 2023, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed June 15, 2023 (SEC File No. 001-15911).

10.4***	Employment Offer Letter, entered into on June 15, 2010, between the Company and Jeffrey W. Church, incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 18, 2010 (SEC File No. 001-15911).

10.5***	Employment Offer Letter between the Company and Khursheed Anwer, effective as of June 2, 2014, incorporated herein by reference to Exhibit 10.27 to the Annual Report of the Company for the year ended December 31, 2014 (SEC File No. 001-15911).

10.6***	Employment Agreement between the Company and Michael H. Tardugno, effective as of July 18, 2022, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed with the Commission on July 19, 2022 (SEC File No. 001-15911).

10.7***	Employment Agreement between the Company Corporation and Corinne Le Goff, effective as of July 18, 2022 incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Commission on July 19, 2022 (SEC File No. 001-15911).

10.8***	Amended and Restated Change in Control Agreement, dated as of September 6, 2016, by and between the Company and Michael H. Tardugno, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2016 (SEC File No. 001-15911).

10.9***	Amended and Restated Change in Control Agreement, dated as of September 6, 2016, by and between the Company and Jeffrey W. Church, incorporated herein by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2016 (SEC File No. 001-15911).

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10.10*	Patent License Agreement between the Company and Duke University, dated November 10, 1999, incorporated herein by reference to Exhibit 10.9 to the Annual Report of the Company for the year ended September 30, 1999 (SEC File No. 001-15911).

10.11*	License Agreement dated July 18, 2003, between the Company and Duke University, incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-3 (File No. 333-108318) filed on August 28, 2003 (SEC File No. 001-15911).

10.12*	Development, Product Supply and Commercialization Agreement, effective December 5, 2008, by and between the Company and Yakult Honsha Co., Ltd., incorporated herein by reference to Exhibit 10.15 to the Annual Report of the Company for the year ended December 31, 2008 (SEC File No. 001-15911).

10.13*	The 2nd Amendment to The Development, Product Supply and Commercialization Agreement, effective January 7, 2011, by and between the Company and Yakult Honsha Co., Ltd. incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on January 18, 2011 (SEC File No. 001-15911).

10.14*	Technology Development Agreement, effective as of May 7, 2012, by and between Imunon, Inc. and Zhejiang Hisun Pharmaceutical Co. Ltd., incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2012 (SEC File No. 001-15911).

10.15*	Technology Development Contract, dated as of January 18, 2013, by and between Imunon, Inc. and Zhejiang Hisun Pharmaceutical Co. Ltd., incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2013 (SEC File No. 001-15911).

10.16	Lease Agreement, executed July 21, 2011, by and between Imunon, Inc. and Brandywine Operating Partnership, L.P., incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on July 25, 2011 (SEC File No. 001-15911).

10.17	First Amendment to Lease Agreement, executed April 20, 2017, by and between Imunon, Inc. and Lenox Drive Office Park, LLC, incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017 (SEC File No. 001-15911).

10.18	Second Amendment to Lease Agreement, dated January 9, 2019, by and between Celsion Corporation and Lenox Drive Office Park, LLC, successor in interest to Brandywine Operating Partnership, L.P., incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2019 (SEC File No. 001-15911).

10.19	Lease Agreement, dated January 15, 2018, by and between Imunon, Inc. and HudsonAlpha Institute of Biotechnology for office and lab space located in Huntsville, Alabama incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2018 (SEC File No. 001-15911).

10.20	Registration Rights Agreement, dated as of June 20, 2014, by and between Celsion Corporation and Egen, Inc., incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2014 (SEC File No. 001-15911).

10.21	Loan Facility Agreement, dated as of June 18, 2021, by and between the Company and Silicon Valley Bank, incorporated herein by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2021 (SEC File No. 001-15911).

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10.22	Settlement Agreement and Release, by and between the plaintiff to the shareholder action captioned O’Connor v. Braun, et al., N.J. Super., Dkt. No. MERC-00068-19, William J. O’Connor, derivatively on behalf of Imunon, Inc. and individually on behalf of himself and all other similarly situated stockholders of Imunon, Inc. and defendants, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company, filed on June 16, 2020 (SEC File No. 001-15911).

10.23	Form of Exchange Agreement, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on March 13, 2020 (SEC File No. 001-15911).

10.24	At the Market Offering Agreement, dated May 25, 2022 by and between Celsion Corporation and H.C. Wainwright & Co. LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company, filed on May 25, 2022 (SEC File No. 001-15911).

10.25****	Form of Securities Purchase Agreement.

21.1	Subsidiaries of Imunon, Inc., incorporated herein by reference to Exhibit 21.1 to the Annual Report of the Company for the year ended December 31, 2022 (SEC File No. 001-15911).

23.1+	Consent of WithumSmith+Brown, PC, independent registered public accounting firm for the Company.

23.2+	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page hereto).

101**	The following materials from the Company’s Annual Report for the fiscal year ended December 31, 2022, formatted in XBRL (Extensible Business Reporting Language): (i) the audited Consolidated Balance Sheets, (ii) the audited Consolidated Statements of Operations, (iii) the audited Consolidated Statements of Comprehensive Loss, (iv) the audited Consolidated Statements of Cash Flows, (v) the audited Consolidated Statements of Changes in Stockholders’ Equity and (vi) Notes to Financial Statements.

107+	Filing fee table

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.
+	Filed herewith.
**	XBRL information is filed herewith.
***	Management contract or compensatory plan or arrangement.
****	To be filed by amendment.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of New Jersey, on the 20th day of December, 2023.

IMUNON, INC.

By:	/s/ Corinne Le Goff
Corinne Le Goff
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Corinne Le Goff or Jeffrey W. Church, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Corinne Le Goff	President, Chief Executive Officer and	December 20, 2023
Corinne Le Goff, Pharm. D., MBA	Director (Principal Executive Officer)

/s/ Jeffrey W. Church	Executive Vice President, Chief	December 20, 2023
Jeffrey W. Church	Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

/s/ Michael H. Tardugno	Executive Chairman and Director	December 20, 2023
Michael H. Tardugno

/s/ Frederick J. Fritz	Director	December 20, 2023
Frederick J. Fritz

/s/ James E. Dentzer	Director	December 20, 2023
James E. Dentzer

/s/ Donald Braun	Director	December 20, 2023
Donald Braun, Ph.D.

/s/ Stacy Lindborg	Director	December 20, 2023
Stacy Lindborg, Ph. D.

/s/ Christine Pellizzari	Director	December 20, 2023
Christine Pellizzari, J.D.

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